UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
November 13, 2007

Merchants Bancshares, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-11595	03-0287342
(State Or Other Jurisdiction Of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

275 Kennedy Drive
So. Burlington, Vermont	05403
(Address Of Principal Executive Offices)	(Zip Code)

(802) 658-3400
(Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement

This Form 8-K is filed for the purpose of disclosing the termination of a material agreement between Merchants Bank (the "Bank"), a subsidiary of Merchants Bancshares, Inc. (the "Company"), and Zoe P. Erdman, effective November 13, 2007. Additionally the material terms of the agreement between Ms. Erdman and the Bank are furnished within this filing.

On January 1, 2007, the Bank entered into an employment agreement (the "Agreement") with Zoe P. Erdman relative to her position as Senior Vice President and Credit Division Manager within the Bank. The term of this Agreement commenced on January 1, 2007 and was scheduled to continue until December 31, 2009, unless earlier terminated or further renewed in accordance with the Agreement. Ms. Erdman was employed as Senior Vice President and Credit Division Manager of the Bank and received an annual salary of $125,000 (subject to increase as provided in the Agreement). She was also entitled to incentive payments determined by the Boards of Directors of the Bank upon attainment of certain targets. If Ms. Erdman had been discharged without "Cause" (as defined in the Agreement) or resigned for "Good Reason" (as defined in the Agreement), she would have been entitled to one year's salary, provided she sign a release in favor of the Bank. If her employment terminated due to her disability, she would have been entitled to the greater of one year's salary and the benefits payable, and actually paid, to her under disability insurance, provided she sign a release in favor of the Bank. Under the Agreement, Ms. Erdman was obligated to maintain the confidentiality of certain information of the Bank. She is also prohibited from competing with, or soliciting employees from, the Bank for a period of 12 months after termination of her employment.

The Bank and Ms. Erdman mutually agreed on the terms of her transition to the position of Corporate Banking Officer within the Bank's Corporate Banking division, effective November 13, 2007, which included the termination of the Agreement. No early termination penalties were incurred by the Bank or the Company as a result of the termination of the Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Effective November 13, 2007, Ms. Erdman transitioned from the position of Credit Division Manager to that of Corporate Banking Officer within the Bank.

Also effective November 13, 2007, Mr. James F. Scott assumed the position of the Bank's Credit Division Manager, which confers all of the same duties as had been performed by Ms. Erdman previously, with the exception of participation in strategic planning and policy-making activities.

Item 9.01. Financial Statements and Exhibits

(c). The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Employment Agreement with Zoe P. Erdman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date: November 19, 2007	/s/ Janet P. Spitler

Janet P. Spitler
Chief Financial Officer & Treasurer

Exhibit 10.1

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